UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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AXOVANT SCIENCES LTD.
(Name of Registrant As Specified In Its Charter)

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AXOVANT SCIENCES LTD.
Suite 1, 3rd Floor
11‑12 St. James’s Square
London SW1Y 4LB, United Kingdom
Notice of Action Taken Pursuant to Written Consent of Shareholders
Dear Shareholder:
The accompanying Information Statement is furnished to holders of common shares of Axovant Sciences Ltd. (“our company,” “our,” “we” or “us”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the matters described herein by written consent of the holders of a majority of our issued and outstanding voting shares.
On January 28, 2019, our board of directors approved a proposal to change our corporate name from “Axovant Sciences Ltd.” to “Axovant Gene Therapies Ltd.” (the “Corporate Name Change”), following discussion and due consideration of this matter. Following such approval, we elected to seek the written consent of the holders of a majority of our issued and outstanding voting shares in order to reduce associated costs and implement the proposal in a timely manner.
This Notice and the accompanying Information Statement are being furnished to you to inform you that, on February 15, 2019, we received written consent from the holders of a majority of our issued and outstanding voting shares to approve the Corporate Name Change. The board of directors is not soliciting your proxy in connection with these actions and proxies are not requested from shareholders.
The corporate actions set forth above will not become effective before a date which is 20 calendar days after this Information Statement is first mailed to our shareholders. You are urged to read the Information Statement in its entirety for a description of the actions taken by a majority of the holders of our voting shares.

BY ORDER OF THE BOARD OF DIRECTORS,

Pavan Cheruvu, M.D. Principal Executive Officer
March , 2019
THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED
TO SHAREHOLDERS ON OR ABOUT MARCH , 2019

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

AXOVANT SCIENCES LTD.
Suite 1, 3rd Floor
11‑12 St. James’s Square
London SW1Y 4LB, United Kingdom
INFORMATION STATEMENT
NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
This Information Statement is first being furnished on March        , 2019, to the holders of record of the common shares of Axovant Sciences Ltd. (“our company,” “our,” “we” or “us”) as of February 15, 2019 (the “Record Date”), in connection with the approval of the matters described in this Information Statement by written consent of the holders of a majority of our issued and outstanding voting shares.
Pursuant to Rule 14c‑2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act, the actions described herein will not become effective until 20 calendar days following the date on which this Information Statement is first mailed to our shareholders.
On January 28, 2019, following discussion and due consideration of these matters, our board of directors approved the Corporate Name Change. Following such approval, we elected to seek the written consent of the holders of a majority of our issued and outstanding voting shares in order to reduce associated costs and implement the proposal in a timely manner. On February 15, 2019, we received written consent from the requisite shareholders as described in this Information Statement.
Such written consent is sufficient under our second amended and restated bye‑laws to approve such action. Accordingly, the action will not be submitted to the other shareholders of our company for a vote, and this Information Statement is being furnished to such other shareholders to provide them with certain information concerning the action in accordance with the requirements of the Exchange Act, and the regulations promulgated under the Exchange Act, including Regulation 14C.

VOTING REQUIREMENTS
Pursuant to our second amended and restated bye‑laws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, with prior notice, if a consent or consents in writing, setting forth the action so taken, shall be circulated to all shareholders who would be entitled to attend a meeting and vote thereon and is signed by the holders of issued and outstanding common shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Pursuant to our second amended and restated bye‑laws, approval of the actions described in this Information Statement at a meeting would require the affirmative vote of at least a majority of the votes cast at such a meeting. Holders of our common shares are entitled to one vote per share. As of February 15, 2019, there were 155,557,464 common shares issued and outstanding.
No Dissenters’ or Preemptive Rights
Under Bermuda law, holders of our common shares are not entitled to dissenter’s rights of appraisal with respect to the approval of the Corporate Name Change. Holders of common shares have no pre‑emptive, redemption, conversion or sinking fund rights. Holders of our common shares are generally entitled to one vote per share on all matters submitted to a vote of holders of common shares.
Consenting Shareholders
The approval of the Corporate Name Change required the affirmative vote of the holders of a majority of the issued and outstanding shares of our common shares. RSL, which holds 99,285,714 common shares, or 63.8% of the 155,557,464 common shares outstanding and eligible to vote on this matter as of the Record Date, consented in writing on February 15, 2019, to approval of the Corporate Name Change.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common shares as of February 15, 2019:

•	all of those known by us to be beneficial owners of more than five percent of our common shares;

•	our named executive officers for the fiscal year ended March 31, 2018;(8)

•	each of our directors; and

•	all of our executive officers and directors as a group.
This table is based upon information supplied by officers, directors and principal shareholders and filings with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. We have deemed common shares subject to options that are currently exercisable or exercisable within 60 days of February 15, 2019, to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage of shares beneficially owned as of February 15, 2019, is based on 155,557,464 shares issued and outstanding.
Except as set forth below, the principal business address of each such person or entity is c/o Axovant Sciences Ltd., Suite 1, 3rd Floor, 11‑12 St. James’s Square, London, SW1Y 4LB, United Kingdom.

	Beneficial Ownership
Beneficial Owner	Shares	Percentage
5% Shareholder:
Roivant Sciences Ltd.(1)	99,285,714	63.8
Named Executive Officers and Directors:
Pavan Cheruvu, M.D.(2)	2,030,810	1.3
Gregory M. Weinhoff, M.D.(3)	1,979,096	1.3
Mark Altmeyer(4)	1,185,643	*
Frank M. Torti, M.D.(5)	150,000	*
Myrtle S. Potter(5)	150,000	*
Roger Jeffs, Ph.D.(6)	150,000	*
George Bickerstaff(7)	200,000	*
Berndt Modig(8)	234,000	*
Ilan Oren	—	—
Atul Pande, M.D.(9)	224,000	*
All executive officers and directors as a group (12 persons)(10)	7,203,549	4.4
__________________

*	Represents beneficial ownership of less than one percent.

(1)
Consists of 99,285,714 common shares directly owned by RSL. Under RSL’s internal governance arrangements, dispositive decisions of RSL require approval by a majority of the directors of RSL, including (a) at least two independent directors (as defined in RSL’s internal governance documents) or (b) if there is only one independent director, that sole independent director. Vivek Ramaswamy, Ilan Oren, Keith Manchester, Sakshi Chhabra, Patrick Machado and Andrew Lo comprise the board of directors of RSL. Patrick Machado and Andrew Lo are each currently serving as independent directors of RSL and therefore may each be deemed to share dispositive power over, and to be an indirect beneficial owner of, our common shares directly beneficially owned by RSL.

In addition, RSL’s internal governance documents provide that four principal shareholders of RSL, Dexxon, Viking, QVT and SoftBank (each as defined below), voting unanimously, have the right to override certain decisions of the board of directors of RSL, including with respect to dispositions of our common shares. Accordingly, Dexxon Holdings Ltd., Dexcel Pharma Technologies Ltd. and their sole shareholder, Dan Oren (collectively, “Dexxon”), Viking Global Investors LP, Viking Global Performance LLC, Viking Global Equities LP, Viking Global Equities II LP, VGE III Portfolio Ltd., Viking Long Fund GP LLC, Viking Long Fund Master Ltd., Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Equities Master Fund Ltd., Viking Global Opportunities Illiquid Investments Sub-Master LP, O. Andreas Halvorsen, Rose S. Shabet and David C. Ott (collectively, “Viking”), QVT Offshore Ltd., QVT Financial LP, QVT Financial GP LLC, and QVT Associates GP LLC (collectively, “QVT”) and SVF Investments (UK) Limited, SVF Holdings (UK) LLP, SoftBank Vision Fund L.P. and SVF GP (Jersey) Limited (collectively, “SoftBank,” and together with Dexxon, Viking and QVT, the “Major Shareholders”) may each be deemed to have shared dispositive power, and therefore, beneficial ownership, over our common shares owned directly by RSL. Each of the Major Shareholders and each of their affiliates thereof named above disclaims beneficial ownership in the common shares owned by RSL except to the extent of their pecuniary interest therein. The principal business address of Dr. Lo, Mr. Machado and RSL is Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom. The principal business address of Dexxon and Mr. Oren is 1 Dexcel Street, Or Akiva 30600000, Israel. The principal business address for QVT (other than QVT Fund V LP) is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. The registered office for QVT Fund V LP is located at 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The principal business address for Viking is 55 Railroad Avenue, Greenwich, Connecticut 06830. The principal business address for SoftBank is 69 Grosvenor Street, London, United Kingdom W1K 3JP, other than SVF GP (Jersey) Limited, whose principal business address is Aztec Group House, 11-15 Seaton Place, St. Helier, Jersey JE4 0QH.

(2)
Represents (i) 1,940,185 common shares issuable pursuant to an immediately exercisable option, including 1,455,138 shares issuable following exercise of such options that remain unvested within 60 days after February 15, 2019, and (ii) 90,625 common shares issuable pursuant to options that are exercisable within 60 days after February 15, 2019, in accordance with their vesting schedules.

(3)
Represents common shares issuable pursuant to options that are exercisable within 60 days after February 15, 2019, including 742,698 shares issuable following exercise of such options that remain unvested within 60 days after February 15, 2019.

(4)
Includes (i) 2,300 common shares and (ii) 1,183,343 common shares issuable pursuant to options that are exercisable within 60 days after February 15, 2019. Mr. Altmeyer resigned from all of his positions at Axovant Sciences GmbH and affiliated entities, including as President and Chief Commercial Officer of Axovant Sciences GmbH, effective February 15, 2019.

(5)	Represents common shares issuable pursuant to options that are exercisable but remain unvested within 60 days after February 15, 2019.

(6)	Includes 99,998 common shares issuable pursuant to options that are exercisable but remain unvested within 60 days after February 15, 2019.

(7)	Includes (i) 50,000 common shares and (ii) 99,998 common shares issuable pursuant to options that are exercisable but remain unvested within 60 days after February 15, 2019.

(8)	Includes (i) 77,914 common shares and (ii) 156,086 common shares issuable pursuant to options that are exercisable within 60 days after February 15, 2019.

(9)	Represents common shares issuable pursuant to options that are exercisable within 60 days after February 15, 2019.

(10)
Does not include any common shares that may be held by David Hung, M.D., our former Principal Executive Officer, Marion McCourt, our former Principal Operating Officer, or Vivek Ramaswamy, our former Principal Executive Officer. Dr. Hung resigned as our Principal Executive Officer and Chief Executive Officer of Axovant Sciences, Inc. in February 2018. Ms. McCourt resigned as our Principal Operating Officer and Chief Operating Officer of Axovant Sciences, Inc. in February 2018. Mr. Ramaswamy resigned as our Principal Executive Officer and Chief Executive Officer of Axovant Sciences, Inc. in April 2017.

CORPORATE NAME CHANGE

On January 28, 2019, our board of directors approved, subject to receiving the approval of the holders of a majority of our outstanding common shares, a change of our corporate name from “Axovant Sciences Ltd.” to “Axovant Gene Therapies Ltd.” On February 15, 2019, holders of a majority of our issued and outstanding common shares approved the change of our corporate name by written consent. The change of our corporate name will become effective upon filing of the written consent with the Register of Companies of the Government of Bermuda, which will occur on or about March          , 2019. In connection with the Corporate Name Change, we changed our Nasdaq ticker symbol from “AXON” to “AXGT” on February 14, 2019.

SHAREHOLDERS ENTITLED TO INFORMATION STATEMENT
This Information Statement is being mailed to you on or about March           , 2019. We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common shares.
We have established February 15, 2019, as the Record Date for the determination of shareholders entitled to receive this Information Statement.
HOUSEHOLDING OF MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Information Statement materials with respect to two or more shareholders sharing the same address by delivering a single set of Information Statement materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
A number of brokers with account holders who are Axovant shareholders will be “householding” the Information Statement materials. A single set of Information Statement materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Information Statement materials, please notify your broker or Axovant. Direct your written request to Axovant Sciences, Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Shareholders who currently receive multiple copies of the Information Statement materials at their addresses and would like to request “householding” of their communications should contact their brokers.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.
The following documents, as filed with the SEC by us, are incorporated herein by reference:

•	our Annual Report on Form 10‑K for the fiscal year ended March 31, 2018, filed with the SEC on June 11, 2018;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2018, September 30, 2018 and December 31, 2018, filed with the SEC on August 7, 2018, November 7, 2018 and February 7, 2019, respectively;

•
our Current Reports on Form 8‑K filed with the SEC on June 6, 2018, June 22, 2018, July 9, 2018, August 17, 2018, October 2, 2018, December 13, 2018, December 17, 2018 and February 20, 2019 (excluding Items 7.01 and 9.01 thereunder); and

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 from our definitive proxy statement on Schedule 14A, filed with the SEC on July 24, 2018.

Notwithstanding the foregoing, no information is incorporated by reference in this information statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act.

You may request a copy of these filings, at no cost, at: Axovant Sciences Ltd., Attn: Investor Relations, 11 Times Square, 33rd Floor, New York, New York 10036, telephone: (631) 892‑7014. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

BY ORDER OF THE BOARD OF DIRECTORS,

Pavan Cheruvu, M.D. Principal Executive Officer
March , 2019